Exhibit 10.20

THIRD AMENDED AND RESTATED SECURITY AGREEMENT

This THIRD AMENDED AND RESTATED SECURITY AGREEMENT, dated as of August 29, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among TEG Oil & Gas USA, Inc., a Colorado corporation (the “Debtor”), in favor of Tapia Holdings, LLC, a Delaware limited liability company, (the “Secured Party”).

WHEREAS, the Debtor and the Secured Party are parties to a Second Amended and Restated Security Agreement dated June 27, 2014 (as amended, the “Original Security Agreement”);

WHEREAS, the Debtor has requested that the Secured Party advance additional funds to the Debtor; and

WHEREAS, the Secured Party is willing to advance additional funds on condition that the Debtor execute and deliver this Agreement, which shall supersede in its entirety the Original Security Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.

(a)           Unless otherwise specified herein, all references to Sections are to Sections of this Agreement.

(b)           Unless otherwise defined in this Agreement, terms that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)           For purposes of this Agreement, the following terms have the following meanings:

“Acquisition Proposal” means any offer or proposal, including any proposal made under Section 363 of the Bankruptcy Code or as part of a Plan of Reorganization under the Bankruptcy Code, concerning any (i) merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving Sefton or the Debtor, (ii) sale, lease or other disposition of assets of Sefton or the Debtor representing 50% or more of the assets of Sefton or the Debtor, (iii) issuance or sale by Sefton or the Debtor of equity interests representing 50% or more of the voting power (or 50% or more of the aggregate number of all outstanding shares or capital stock) of Sefton or the Debtor, (iv) transaction in which any Person will acquire beneficial ownership or the right to acquire beneficial ownership or any group has been formed which beneficially owns or has the right to acquire beneficial ownership of, equity interests representing 50% or more of the voting power (or 50% or more of the aggregate number of all outstanding shares of capital stock) of Sefton or the Debtor or (v) any combination of the foregoing (in each case, other than by the Secured Party or an affiliate of the Secured Party).

“Alternative Acquisition Agreement” has the meaning set forth in Section 7(a)(ii).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor or similar foreign statute or law pertaining to the relief of debtors.

“Collateral” has the meaning set forth in Section 2.

“Event of Default” means any of the following:

(i)             the failure of the Debtor to pay any part of the principal of, or interest on, the Note, when due, whether at stated maturity, by acceleration or otherwise;

(ii)            a breach by the Debtor of any representation, warranty or covenant made by the Debtor under this Agreement;

(iii)           any default under, breach of any provisions pertaining to, or acceleration of any Superior Indebtedness;

(iv)            all or substantially all of the assets of the Debtor, or the Collateral or any material portion thereof, is attached, seized, subject to a writ of distress warrant, or levied upon, or comes into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors without being vacated, stayed, dismissed or set aside within 30 days after the occurrence thereof;

(v)            Sefton ceases to own at least 51% of the outstanding equity securities and voting power of the Debtor;

(vi)           The Debtor or Sefton (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) makes a general assignment for the benefit of its creditors, (C) commences a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (D) files a petition seeking to take advantage of any other law providing for the relief of debtors, (E) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (F) takes any action under the laws of its jurisdiction of organization analogous to any of the foregoing or (G) takes any requisite action for the purpose of effecting any of the foregoing; or

(vii)          a proceeding or case is commenced, without the application or consent of the Debtor or Sefton in any court of competent jurisdiction, seeking (A) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (C) similar relief in respect of it, under any law providing for the relief of debtors, and the proceeding or case continues undismissed, or unstayed and in effect, for a period of 45 days against the Debtor or Sefton; or action under the laws of the jurisdiction of organization of the Debtor or Sefton analogous to any of the foregoing is taken with respect to the Debtor or Sefton and continues undismissed, or unstayed and in effect, for a period of 45 days.

“Loans” means all advances under the Note and any other loans or extensions of credit made by the Secured Party to the Debtors, including any loans or advances that may be made after the date hereof.

“Note” means the Secured Subordinated Note Due December 29, 2014, dated June 27, 2014 made by the Debtor in favor of the Secured Party.

“Notice Period” has the meaning set forth in Section 7(a)(iv)(A).

“Other Interested Party” has the meaning set forth in Section 7(a)(iii).

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

“Proceeds” means “proceeds” as that term is defined in Section 9102 of the UCC and, in any event, includes, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Representatives” means a party’s directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives.

“Secured Obligations” has the meaning set forth in Section 3.

“Secured Party’s Proposal” means the proposal by the Secured Party to acquire the assets of the Debtor as evidenced by the letter of intent dated April 8, 2014 between the Debtor and the Secured Party, as it has been and may be revised to reflect structuring changes due to tax, accounting or other concerns, as well as economic changes resulting from due diligence and production conditions since that date.

“Sefton” means Sefton Resources, Inc., a British Virgin Islands corporation and the parent company of the Debtor.

“Superior Indebtedness” has the meaning set forth in the Note.

“Superior Proposal” means a written and bona fide Acquisition Proposal made by a third party that Sefton’s board of directors has determined in its good faith judgment, after consultation with its outside legal counsel and with its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including the availability of committed financing) and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction that is more favorable to Sefton’s shareholders, from a financial point of view, than the Secured Party’s Proposal (after giving effect to all adjustments to the terms thereof that may be irrevocably offered by the Secured Party).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in that state.

2.             Grant of Security Interest. The Debtor hereby reaffirms its pledge and grant of a security interest under the Original Security Agreement, and pledges and grants to the Secured Party, and hereby creates a continuing lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)           all fixtures and personal property of every kind and nature including all accounts, goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b)           all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the foregoing.

3.             Secured Obligations. The Collateral secures the payment and performance of:

(a)           the obligations of the Debtor from time to time arising under the Note, this Agreement or otherwise with respect to the due and punctual payment of (i) the principal of and premium, if any, and interest on the Loans (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Debtor under the Loan Agreement and this Agreement; and

(b)           the due and punctual performance of all covenants, agreements, duties, debts, obligations and liabilities of the Debtor under or pursuant to the Note and this Agreement (all such obligations, liabilities, sums and expenses set forth in Section 3 being herein collectively called the “Secured Obligations”).

4.             Perfection of Security Interest and Further Assurances.

(a)           The Debtor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, with respect to all Collateral over which control may be obtained within the meaning of Sections 8106, 9104, 9105, 9106 and 9107 of the UCC, as applicable, the Debtor shall, upon the request of the Secured Party, take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Debtor.

(b)           The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Debtor hereunder, without the signature of the Debtor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Debtor, or words of similar effect. The Debtor shall provide all information required by the Secured Party pursuant to this Section 4(b) promptly to the Secured Party upon request.

(c)           If the Debtor at any time holds or acquires any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Debtor shall endorse, assign and deliver those documents or instruments to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

(d)           If any Collateral is at any time in the possession of a bailee, the Debtor shall promptly notify the Secured Party and, at the Secured Party’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds that Collateral for the benefit of the Secured Party and the bailee agrees to comply, without further consent of the Debtor, at any time with instructions of the Secured Party as to that Collateral.

(e)           The Debtor shall, at any time and from time to time, at the expense of the Debtor, promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5.             Representations and Warranties. The Debtor represents and warrants as follows:

(a)           (i) the Debtor’s exact legal name is that indicated on the signature page, (ii) the Debtor is a Colorado corporation, and (iii) the Debtor’s place of business (or, if more than one, its chief executive office), and its mailing address are as set forth on the signature page.

(b)           None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of the Collateral.

(c)           The Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(d)           At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Debtor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, option, adverse claim, setoff, default, defense, condition precedent or other encumbrance except for the security interest created by this Agreement and liens securing Superior Indebtedness.

(e)           The pledge of the Collateral pursuant to this Agreement creates a valid and perfected security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(f)           It has full power, authority and legal right to borrow the Loans and pledge the Collateral pursuant to this Agreement.

(g)           Each of this Agreement and the Note has been duly authorized, executed and delivered by the Debtor and constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(h)           No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the Loans and the pledge by the Debtor of the Collateral pursuant to this Agreement or for the execution and delivery of the Note and this Agreement by the Debtor or the performance by the Debtor of its obligations thereunder.

(i)           The execution and delivery of the Note and this Agreement by the Debtor and the performance by the Debtor of its obligations under the Note and this Agreement will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Debtor or any of its property, or the organizational or governing documents of the Debtor or any agreement or instrument to which the Debtor is party or by which it or its property is bound.

6.             Receivables. If any Event of Default has occurred and is on-going, the Secured Party may, or at the request and option of the Secured Party the Debtor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party.

7.             Covenants. The Debtor covenants as follows:

(a)           The Debtor acknowledges that the Loans are being made in contemplation of, and as partial consideration for, the Secured Party’s Proposal. Except as permitted by this Section 7(a), the Debtor will, and it will cause its Representatives to:

(i)            (A) immediately cease and cause to be terminated any solicitation, encouragement, activities, discussions or negotiations with any Persons that may be ongoing with respect to any Acquisition Proposal, (B) take the necessary steps to promptly inform such Persons of the obligations set forth in this Section 7(a), (C) immediately instruct each Person that has previously executed a confidentiality agreement in connection with that Person’s consideration of an Acquisition Proposal to return to the Debtor or destroy any non-public information previously furnished to such Person or to any Person’s Representatives by or on behalf of the Debtor, and (D) enforce (and not release, waive, amend or modify the provisions of) any confidentiality, non-solicit, non-use or standstill agreements entered into with any Person; and

(ii)            not, directly or indirectly: (A) solicit, initiate, seek or knowingly encourage or facilitate or take any action to solicit, initiate or seek or knowingly encourage or facilitate any inquiry, expression of interest, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (B) enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any Person other than the Secured Party, (C) furnish to any Person other than the Secured Party any information that the Debtor believes or should reasonably expect would be used in connection with, or for the purposes of formulating, any Acquisition Proposal, (D) enter into any agreement, letter of intent, memorandum of understanding, agreement in principle or contract providing for or otherwise relating to any Acquisition Proposal (each, an “Alternative Acquisition Agreement”) or (E) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company.

(iii)           From and after the date of this Agreement, the Debtor will promptly (and in any event within 24 hours) provide the Secured Party with: (A) a written description of any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal (including any modification thereto), or any request for information that would reasonably be expected to lead to an Acquisition Proposal, that is received by the Debtor or any of its Representatives from any Person (other than the Secured Party) including in the description the identity of the Person from which the inquiry, expression of interest, proposal, offer or request for information was received (the “Other Interested Party”); and (B) a copy of each material written communication and a summary of each material oral communication transmitted by or on behalf of the Other Interested Party or any of its Representatives to the Debtor or any of its Representatives or transmitted on behalf of the Debtor or any of its Representatives to the Other Interested Party or any of its Representatives. Without limiting the foregoing, the Debtor will promptly (and in any event within 24 hours) notify the Secured Party orally and in writing if the Debtor determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal.

(iv)           Notwithstanding anything to the contrary contained in this Section 7(a), if the Debtor has received a bona fide written Acquisition Proposal from a third party that was not solicited, initiated, encouraged or facilitated in material breach of the provisions of this Agreement and that Sefton’s board of directors determines in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms and conditions of this Agreement that have been delivered to the Debtor by the Secured Party in writing during the Notice Period provided pursuant to this Section 7(a)(iv), that are binding and have been irrevocably committed to by the Secured Party in writing, then the Debtor may accept the Superior Proposal; provided that:

(A)           the Debtor has provided prior written notice to the Secured Party, at least ten days in advance (the “Notice Period”), of the Debtor’s intention to take action with respect to the Superior Proposal, which notice will specify the material terms and conditions of the Superior Proposal, (including the identity of the party making the Superior Proposal) and the Debtor has contemporaneously provided a copy of the relevant proposed transaction agreements with the party making the Superior Proposal, including any definitive agreement with respect to the Superior Proposal; and

(B)           prior to entering into an Alternative Acquisition Agreement with respect to the Superior Proposal, the Debtor negotiates, and causes its Representatives to negotiate, with the Secured Party in good faith (to the extent the Secured Party desires to negotiate) to make such adjustments in the terms and conditions of Secured Party’s Proposal so that the Acquisition Proposal ceases to constitute a Superior Proposal;

(C)           after the expiration of the Notice Period, Sefton’s board of directors determines in good faith, after consultation with its financial advisors and its outside counsel, and after taking into account any amendments to the Secured Party’s Proposal that the Secured Party has irrevocably agreed in writing to make, that (x) the Acquisition Proposal constitutes a Superior Proposal and (y) causing the Debtor to enter into a definitive agreement with respect to the Superior Proposal is necessary in order for the members of Sefton’s board of directors to comply with their fiduciary duties under applicable law; and

(D)           at or prior to the Closing of the transaction constituting the Superior Proposal, the Debtor shall pay or cause to be paid to the Secured Party an amount in cash equal to the sum of (i) the full amount of Secured Obligations outstanding (which amount shall be applied to and shall retire the Note) and (ii) all reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket legal fees, reserve engineering fees and other consulting fees) incurred by the Secured Party in connection with the Secured Party’s Proposal, including costs incurred in connection with due diligence, negotiation and preparation of all documents contemplated by the Secured Party’s Proposal.

(v)           The provisions of this Section 7(a) shall survive payment or prepayment in full of the Note and termination of any other provisions of this Agreement until December 29, 2014.

(b)           At the consummation of the acquisition transaction reflected in the Secured Party’s Proposal, the Secured Party shall be permitted to apply any or all of the then outstanding principal of and accrued interest on the Note towards the consideration for the acquisition transaction.

(c)           The Secured Party shall have the right and option, exercisable in whole or in part (including multiple partial exercises) at any time:

(i)             after the occurrence of an Event of Default;

(ii)            that the Secured Party, in its reasonable judgment, believes that an event described in clause (vi) or (vii) of the definition of Event of Default is imminent and the Secured Party has indicated its willingness to provided debtor-in-possession financing, provided that the Secured Party provides the Debtor with at least ten days written notice of its intent to exercise;

(iii)           upon a bona fide refinancing of the Debtor’s indebtedness to Bank of the West has been proposed, in which case the Secured Party may exercise its option immediately prior to (or concurrent with) the closing of the refinancing; or

(iv)           on or after December 14, 2014 if the Debtor cannot provide to the Secured Party written evidence, reasonably satisfactory to the Secured Party, that the Debtor will be able to repay the Note in full on or before its maturity date.

to cause the Debtor to sell to the Secured Party LLC membership interests in the Secured Party’s subsidiary, Tapia, LLC, a California limited liability company (“Tapia”), representing up to 80.0% of the equity and voting interests of Tapia at the rate of $68,750 for each 1.0% of LLC membership interest in Tapia, in exchange for any combination of the following: (i) cancellation, in whole or in part, of outstanding principal of or accrued interest on this Note, (ii) cash payment (which, in the Secured Party’s sole and absolute discretion, may be paid directly to the holder(s) of Superior Indebtedness to reduce the amount of the Superior Indebtedness and (iii) delivery of the Secured Party’s parent company’s $3,000,000 promissory note (which amount shall be subject to a working capital adjustment that shall initially be based upon a preliminary working capital estimate upon the initial closing date of the Secured Party’s exercise of the option described above, and the principal amount being increased or reduced by the amount of the a preliminary working capital estimate when subtracted from $775,000) bearing interest at 6.0% per annum and amortizing at a rate of $250,000 per quarter. Upon the Secured Party’s initial exercise of the option described above, the entire promissory note (as adjusted) will be issued to the Debtor. In connection with any transaction described above, the Debtor shall cause all of its assets to be contributed to Tapia (and the Debtor shall use its commercially reasonably best efforts to cause this contribution, including all lessor and other consents required in connection with the contribution, to occur not more than one week after notification by the Secured Party that it intends to exercise the option described above) immediately prior to the LLC membership interest purchase by the Secured Party.

(d)           The Debtor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Debtor will, prior to any change described in the preceding sentence, take all actions required by the Secured Party to maintain the perfection of the Secured Party’s security interest in the Collateral.

(e)           The Debtor shall, at its own cost and expense, defend title to the Collateral and the lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Debtor and shall maintain and preserve such perfected security interest for so long as this Agreement remains in effect.

(f)           The Debtor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein.

(g)           The Debtor will keep the Collateral in good order and repair and will not use the Collateral in violation of law or any policy of insurance thereon. The Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(h)           The Debtor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

(i)           The Debtor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(j)           The Debtor shall not enter into (or renew or amend), directly or indirectly, or permit any subsidiary (if any) to enter into (or renew or amend), directly or indirectly, any transaction with any officer, director, employee, shareholder or affiliate (including Sefton) of the Debtor, or any relative of any officer, director, shareholder or affiliate of the Debtor, except transactions made in the ordinary course of business and upon fair and reasonable terms which are no less favorable to the Debtor than would be obtained in a comparable arm’s-length transaction with a person not an affiliate of the Debtor and are fully disclosed to Lender in advance; or pay, or permit any subsidiary to pay, compensation or fees (including, without limitation, management fees) to any shareholder or affiliate of the Debtor.

(k)           The Debtor shall not, and shall not permit any subsidiary (if any) to, directly or indirectly, declare or pay any dividends, or purchase or otherwise acquire for value any of its equity interests now or hereafter outstanding, or make any distribution of assets to its equityholders prior to the repayment in full of the Note, except that any wholly-owned subsidiary of the Debtor may pay dividends and make distributions to, or purchase its outstanding equity interests from, the Debtor or any other wholly-owned subsidiary of the Debtor.

(l)           The Debtor shall not enter into, or permit any subsidiary to enter into, any transaction of merger or consolidation, and will not, and will not cause or permit any subsidiary to, liquidate, wind up or dissolve itself (or permit any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including, without limitation, sale and leaseback arrangements and the sale or discount of its accounts receivable), whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the business, property or assets of, or any shares or other evidence of beneficial interest in, any Person; provided that the Debtor and its subsidiaries (if any) may sell or otherwise dispose of obsolete or worn-out property in the ordinary course of business and fixtures and furnishings of the Debtor’s offices which may be closed in the ordinary course of business. If any such transaction is permitted by Lender, all cash proceeds of the transaction shall be immediately paid to Lender and applied to the Note, and any non-cash proceeds of the transaction shall be immediately pledged to Lender as additional Collateral.

(m)           The Debtor shall not make or permit to exist, or permit any subsidiary to make or permit to exist, loans to any person or entity or investments in any person or entity, except investments in (i) direct obligations of the United States Government maturing not more than six months after acquisition thereof, (ii) certificates of deposit, bankers acceptances and other obligations, each maturing not more than one year after acquisition thereof, issued by a domestic bank which is a member of the Federal Reserve System and has total capital and surplus and undivided profits in excess of $500,000,000 or (iii) commercial paper maturing not more than one year after the date of acquisition thereof assigned the highest credit rating by Moody’s Investors Service, Inc. or Standard and Poor’s Corporation.

(n)           The Debtor will pay its lease royalty payments and lease operating expenses currently and in the ordinary course out of cash revenues collected for oil sales. Any remaining cash balances will be used to the extent required to reserve for or make the next contractual payment for both current interest and principal reduction to Bank of the West pursuant to the Extension Stipulation dated June 27, 2014. To the extent that excess cash balances exist after making or reserving for the next contractual payment to Bank of the West, then such cash may be upstreamed to Sefton for other corporate purposes provided that the Secured Party is informed of the intent and provided a schedule of uses of such excess cash by Sefton prior to the upstreaming of the cash and its expenditure by Sefton.

(o)           At any time that any Secured Obligations remain outstanding, upon the request of the Secured Party, the Debtor shall execute, notarize and deliver to the Secured Party, in form and substance suitable for recording in the appropriate jurisdictions, Deeds of Trust covering the Debtor’s oil and gas leases and the production therefrom (including as extracted collateral) as additional collateral security for repayment of the Secured Obligations.

8.             Secured Party Appointed Attorney-in-Fact. The Debtor hereby appoints the Secured Party the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Debtor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Debtor hereby ratifies all that the attorneys-in-fact shall lawfully do or cause to be done by virtue of this appointment.

9.             Secured Party May Perform. If the Debtor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Debtor.

10.           Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Debtor from the performance of any obligation on the Debtor’s part to be performed or observed in respect of any of the Collateral.

11.           Remedies Upon Default. If any Event of Default has occurred and is on-going:

(a)           The Secured Party, without any other notice to or demand upon the Debtor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Debtor at its notice address as provided in Section 15 ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.

(b)           Any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party elects. Any surplus of cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the surplus. The Debtor shall remain liable for any deficiency if the cash and cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(c)           If the Secured Party decides to exercise its rights to sell all or any of the Collateral pursuant to this Section 11, the Debtor will, upon request of the Secured Party and at its own expense, do or cause to be done all such acts and things as may be necessary to make the sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

12.           No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13.           Security Interest Absolute. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of:

(a)           any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b)           any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Note, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)           any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d)           any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)           any default, failure or delay, wilful or otherwise, in the performance of the Secured Obligations;

(f)           any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Debtor against the Secured Party; or

(g)           any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Debtor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Debtor or any other grantor, guarantor or surety.

14.           Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Debtor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Debtor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

15.           Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note, and addressed to the respective parties at their addresses as specified on the signature page or as to either party at such other address as shall be designated by that party in a written notice to the other party.

16.           Continuing Security Interest; Further Actions. This Agreement shall create a continuing lien and security interest in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Debtor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Debtor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party’s interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment become vested with all the benefits granted to the Secured Party with respect to the Secured Obligations.

17.           Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Debtor, (a) duly assign, transfer and deliver to or at the direction of the Debtor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Debtor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

18.           Original Security Agreement. Effective upon full execution and delivery of this Agreement by the Secured Party and the Debtor, the Original Security Agreement shall be superseded in its entirety by this Agreement, at and after which time the Original Security Agreement shall cease to have any force and effect.

19.           Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of California.

20.           Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Note constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TEG Oil & Gas USA, Inc., a Colorado corporation, as the Debtor
By:__/s/ Tom Milne___________ Tom Milne, Director Sefton Resources Inc. 100% owner of TEG Oil & Gas USA, Inc. Address for Notices: 21 S. California St., #305 Ventura, California 93001

With a copy to: Kris Short, Business Manager Sefton Resources, Inc. 2050 S. Oneida St., Suite 102 Denver, Colorado 80224

Tapia Holdings, LLC, a Delaware limited liability company

By: Sara Creek Gold Corp., its sole member
By: ___/s/ Darren Katic_____ Darren Katic, President Address for Notices: 326 S. Pacific Coast Hwy, Suite 102 Redondo Beach, CA 90277